EXHIBIT 16.1

                    [Hollander, Lumer & Co., LLP Letterhead]


July 27, 2001



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:      Modern Records, Inc.
         File Ref. 33-440804


We were previously the principal accountant for Modern Records, Inc., and, under the date of January 14, 2000, we reported on the financial statements of Modern Records, Inc., as of October 31, 1998 and 1999. On July 26, 2001, our appointment as principal accountant was terminated. We have read the statements of Modern Records, Inc., included under Item 4 of its Form 8-K dated July 27, 2001, and we agree with such statements.

                                           Very truly yours,


                                           /s/      Hollander, Lumer & Co., LLP
                                           ------------------------------------

                                           HOLLANDER, LUMER & CO., LLP
                                           Certified Public Accountants